UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2004

Date of Report (Date of earliest event reported)

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Van Karman Avenue Suite 1000 Irvine, California	92612-1023
(Address of principal executive offices)	(Zip Code)

(949) 585-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

As of October 27, 2004, Epicor Software Corporation, a Delaware corporation (the “Company”), amended and restated its Amended and Restated Preferred Stock Rights Agreement dated November 13, 2001 between the Company and Mellon Investor Services LLC, as Rights Agent. The amendments and restatement are reflected in the Amended and Restated Preferred Stock Rights Agreement (the “Rights Agreement”) dated as of October 27, 2004 between the Company and Mellon Investor Services LLC, as Rights Agent.

Mellon Investor Services LLC serves as the Company’s stock transfer agent.

The amendments and restatement reflected in the Rights Agreement, among other things, change the Exercise Price (as such term is defined in the Rights Agreement) from $8.00 to $96.00, and make certain conforming changes.

Item 9.01 Financial Statements and Exhibits.

4.2	(1)	Amended and Restated Preferred Stock Rights Agreement, dated as of October 27, 2004, between Epicor Software Corporation and Mellon Investor Services LLC, as Rights Agent, including the form of Rights Certificate and the Summary of Rights attached thereto as Exhibits A and B, respectively.

(1)	Incorporated by reference to the referenced exhibit to Amendment No. 2 to the Company’s Registration Statement on Form 8-A/A, filed November 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: October 27, 2004	By:	/s/ JOHN D. IRELAND
John D. Ireland
Vice President and General Counsel